EX. 99.28(d)(1)(vi)

Amendment to

Investment Advisory and Management Agreement

 between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”).

Whereas, the Trust and the Adviser (the “Parties”) entered into an Investment Advisory and Management Agreement effective April 27, 2015, as amended (the “Agreement”), whereby the Adviser agreed to provide certain investment advisory services to several separate series of shares (each a “Fund”) of the Trust, as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust has approved fee reductions for the following Funds, effective April 30, 2018 (the “Fee Reductions”):

1)	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund;
2)	JNL/Epoch Global Shareholder Yield Fund;
3)	JNL/Neuberger Berman Currency Fund;
4)	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund;
5)	JNL/The London Company Focused U.S. Equity Fund; and
6)	JNL/T. Rowe Price Capital Appreciation Fund.

Whereas, pursuant to approval of the Fee Reductions, as outlined above, the Parties have agreed to amend the Agreement, effective April 30, 2018, to update the advisory fees, for the above-referenced Funds, in Schedule B.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2018, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
Each of the Parties represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 30, 2018.
Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule B
Dated April 30, 2018
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL Interest Rate Opportunities Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Conservative Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Moderate Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Institutional Alt 100 Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Real Assets Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Tactical ETF Moderate Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL Tactical ETF Moderate Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL Tactical ETF Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL/American Funds® Global Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/American Funds® Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.750% .700% .690% .680%
JNL/AQR Risk Parity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.650% .600% .590% .580%
JNL/BlackRock Global Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.800% .750% .740% .730%
JNL/DFA U.S. Small Cap Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL/DoubleLine® Total Return Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $250 million $250 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.800% .750% .725% .715% .705%
JNL/Epoch Global Shareholder Yield Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .540% .530%
JNL/FAMCO Covered Call Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.500% .450% .440% .430%
JNL/Lazard International Strategic Equity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/Neuberger Berman Currency Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.550% .500% .490% .480%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.725% .700% .690% .680%
JNL/PIMCO Credit Income Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.350% .300% .290% .280%
JNL/PPM America Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $500 million $500 million to $2 billion $2 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .530% .520% .510%
JNL/The Boston Company Equity Income Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/The London Company Focused U.S. Equity Fund	$0 to $500 million $500 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .500% .490% .480%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL/VanEck International Gold Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/WCM Focused International Equity Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%